                                                                    Exhibit 99.1

                                                  [LETTERHEAD OF NATIONAL STEEL]

NEWS RELEASE
------------

Media Contact:    Clarence J. Ehlers
                  (219) 273-7327

Analyst and       Joseph A. Rainis
Investor Contact: (219) 273-7158


            NATIONAL STEEL ANNOUNCES PROFIT FOR FIRST QUARTER 2000

Mishawaka, IN, April 26, 2000--National Steel Corporation (NYSE: NS) reported net income of $5.3 million for the first quarter of 2000, equivalent to $0.13 per common share. Effective January 1, 2000, the Company changed its method of accounting for planned non-capital construction and major repair and maintenance costs to account for these costs in the period in which they are incurred; previously, the annual amount of these costs were estimated and ratably allocated throughout the year. This change in accounting method will have no effect on full year results; however, this change did have the effect of increasing net income by $3.9 million, or $0.09 per common share, for the first quarter of 2000. The proforma net loss for the first quarter of 1999 was $18.2 million, or $0.44 per common share.

Operating income in the first quarter of 2000 totaled $13.5 million, an improvement of $28.1 million from the proforma first quarter of 1999. The increase reflected record shipment levels and strong cost reduction activities. Net sales in the first quarter rose 22.8% from the first quarter of 1999 to $807.8 million and shipments rose to a record 1.78 million tons. Raw steel production also set a record in the quarter, increasing nearly 17% to 1.75 million net tons.

"During the first quarter we achieved strong operating performance due to our focus on fully utilizing all of our production facilities," said Chairman and Chief Executive Officer Yutaka Tanaka. "Record shipment levels and the benefits of our continuing cost reduction programs enabled us to return to profitability. Our order book remains very strong and we are encouraged by our recent success in achieving price increases for our products," concluded the chief executive.

                                    -more-

                                                                    Exhibit 99.1

FINANCIAL POSITION AND LIQUIDITY

Total liquidity from cash and available short-term borrowing facilities amounted to $413 million at March 31, 2000. Capital expenditures in the first quarter of 2000 totaled $40 million, primarily related to the new coating line under construction at the Great Lakes Operations which is scheduled to commence operations by the end of the second quarter and a scheduled blast furnace reline at the same location.

OTHER MATTERS

National Steel's safety and health performance continues to demonstrate impressive results. After posting an impressive 45% improvement in 1999, total safety performance improved an additional 25% in the first quarter of 2000.

Numerous records were established during the first quarter. In addition to quarterly records set for shipments and raw steel production, the Company's Great Lakes Operations set monthly records at the caster, hot strip mill, pickler, tandem and temper mill facilities.

Earlier this year, it was announced that National Steel was rated Number 1 in terms of overall customer satisfaction among U.S. and Canadian carbon sheet steel producers for 1999. The annual survey of steel buyers is conducted by Jacobson & Associates. The Company was also pleased to receive the Ford Silver World Excellence Award for delivery and cost performance on March 27, 2000. This is a global award and is given to the top worldwide suppliers in 50 different commodities.

Last month the Company announced that it had selected e-STEEL as its e-Commerce partner for the selling of steel products. National's strategic goal is to use e-STEEL to transact an important percentage of its annual production within the next two years.

                                    -more-

National Steel will be hosting a conference call to discuss first quarter results on Thursday, April 27, 2000 at 2:00 p.m. EDT. Investors will have the opportunity to listen to the conference call over the Internet at http://videonewswire.com/NATIONAL/042700/ or you may go directly to our website at www.nationalsteel.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.


All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 1999.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 9,200 employees. Visit National Steel's website at:
www.nationalsteel.com.


The Company's consolidated statements of income, condensed balance sheets and statements of cash flows follow:

                                                                    Exhibit 99.1

NATIONAL STEEL CORPORATION


CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

                                                                                   Three Months Ended March 31,
                                                                                              1999          1999
                                                                                2000       Pro forma     As reported
                                                                               ------      ---------     -----------
Net sales                                                                      $ 807.8      $ 657.9         $ 657.9
Cost of products sold                                                            718.4        600.5           606.7
Selling, general and administrative expense                                       38.0         39.6            39.6
Depreciation                                                                      37.8         32.7            32.7
Equity (income) loss of affiliates                                                 0.1         (0.3)           (0.3)
                                                                               -------      -------         -------
Income (loss) from operations                                                     13.5        (14.6)          (20.8)

Other (income) expense
Financing costs (net)                                                              7.9          5.3             5.3
Net gain on disposal of non-core assets                                             --         (0.6)           (0.6)
                                                                               -------      -------         -------
                                                                                   7.9          4.7             4.7
                                                                               -------      -------         -------

Income (loss) before income taxes                                                  5.6        (19.3)          (25.5)

Income tax (credit)                                                                0.3         (1.1)           (1.4)
                                                                               -------      -------         -------

Net income (loss)                                                              $   5.3      $ (18.2)        $ (24.1)
                                                                               =======      =======         =======

Basic earnings per share:
   Net income (loss)                                                           $  0.13      $ (0.44)        $ (0.58)
                                                                               =======      =======         =======
   Weighted average shares outstanding (in thousands)                           41,288       41,788          41,788

Diluted earnings per share:
   Net income (loss)                                                           $  0.13      $ (0.44)        $ (0.58)
                                                                               =======      =======         =======
   Weighted average shares outstanding (in thousands)                           41,302       41,788          41,788

Dividends paid per common share outstanding                                    $  0.07      $  0.07         $  0.07
                                                                               =======      =======         =======

Operating Statistics (in thousands of tons):
   Shipments                                                                     1,780        1,390           1,390
   Production                                                                    1,751        1,502           1,502

Change in Method of Accounting for Non-Capital Construction and Major Repair and Maintenance Costs in Interim Periods

Effective January 1, 2000, the Company changed its method of accounting for non-capital construction and major repair and maintenance costs in interim periods. The effect of this change was to increase net income by $3.9 million or $0.09 per share (basic and diluted) for the three months ended March 31, 2000 and will have no effect on the year ending December 31, 2000. The pro forma effects of this change for the 1999 quarterly and annual periods are as follows:

                                                                           Quarter Ended
                                     ---------------------------------------------------------------------------------------
                                          March 31,              June 30,            September 30,            December 31,
                                           1999                    1999                   1999                    1999
                                     ----------------      -----------------      -------------------       ----------------
Net loss as previously reported                $(24.1)                $ (4.6)                  $ (7.6)               $  (6.8)
Effect of accounting change                       5.9                   (6.6)                     2.1                   (1.4)
                                     ----------------      -----------------      -------------------       ----------------
Pro forma net loss                             $(18.2)                $(11.2)                  $ (5.5)                $ (8.2)
                                     ================      =================      ===================       ================

Basic and diluted earnings per share:
Net loss as previously reported                $(0.58)                $(0.11)                  $(0.18)                $(0.17)
Effect of accounting change                      0.14                  (0.16)                    0.05                  (0.03)
                                     ------------------    -------------------    ---------------------    -------------------
Pro forma net loss                             $(0.44)                $(0.27)                  $(0.13)                $(0.20)
                                     ==================    ===================    =====================    ===================

                                                             Year Ended
                                                             December 31,
                                                                 1999
                                                          -------------------
Net loss as previously reported                                      $(43.1)
Effect of accounting change                                              --
                                                          -------------------
Pro forma net loss                                                   $(43.1)
                                                          ===================
Basic and diluted earnings per share:
Net loss as previously reported                                      $(1.04)
Effect of accounting change                                              --
                                                          -------------------
Pro forma net loss                                                   $(1.04)
                                                          ===================

                                                                    Exhibit 99.1

NATIONAL STEEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)



                         March 31,    December 31,                                    March 31,          December 31,
                           2000           1999                                          2000                1999
                        ----------    ------------                                   ----------          ------------
Assets                                                    Liabilities and
                                                            Stockholders'
                                                            Equity
Cash and cash           $  46.6        $  58.4            Current liabilities           $  581.7            $  597.9
equivalents
Receivables - net         372.7          322.8            Long-term debt                   550.8               555.6
Inventories               485.1          519.7            Other long-term
Other                      30.1           29.5              Liabilities                    734.0               713.8
Deferred tax assets        28.2           28.2
                        -------        -------                                          --------            --------
   Total current assets   962.7          958.6            Total Liabilities              1,866.5             1,867.3

Property, plant and
  equipment - net       1,445.9        1,446.4           Stockholders' Equity              835.6               833.2
Other assets              293.5          295.5
                       --------       --------                                          --------            --------
                                                         Total Liabilities
Total Assets           $2,702.1       $2,700.5              and Equity                  $2,702.1            $2,700.5
                       ========       ========                                          ========            ========


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

                                                        Three Months Ended March 31,
                                                            2000              1999
                                                        ------------      ----------
           Cash provided by (used in) operating
            activities:
            Net income (loss)                              $  5.3            $(24.1)
            Depreciation                                     37.8              32.7
            Working capital items:
             Investments                                       --             (11.3)
             Receivables                                    (49.9)            (32.9)
             Inventories                                     34.6              14.2
             Accounts payable & accrued liabilities           9.7              (5.8)
           All other                                          2.5              (7.8)
                                                           ------            ------
                                                             40.0             (35.0)
                                                           ------            ------
           Cash provided by (used in) investing
            activities:
            Purchases of property, plant
             and equipment (net)                            (33.3)            (41.6)
            Acquisition of ProCoil                             --              (7.7)
            Net proceeds from the sale of assets               --               0.6
                                                           ------            ------
                                                            (33.3)            (48.7)
                                                           ------            ------
           Cash provided by (used in) financing
            activities:
            Repayment of debt                               (15.6)            (24.7)
            Borrowings                                         --             298.2
            Repurchase of common stock                         --              (7.9)
            Common stock dividends                           (2.9)             (2.9)
                                                           ------            ------
                                                            (18.5)            262.7
                                                           ------            ------
           Increase (decrease) in cash
            and cash equivalents                            (11.8)            179.0

           Cash and cash equivalents at
            the beginning of the period                      58.4             137.9
                                                           ------            ------

           Cash and cash equivalents at
            the end of the period                          $ 46.6            $316.9
                                                           ======            ======

           Noncash investing and financing activities:
            Purchase of equipment through capital lease    $  6.5                --
                                                           ======            ======